Exhibit 5.1

1001 FLEET STREET SUITE 700 BALTIMORE, MARYLAND 21202-4346

November 8, 2023

Wheeler Real Estate Investment Trust, Inc. 2529 Virginia Beach Boulevard Virginia Beach, VA 23452

Ladies and Gentlemen:

We are furnishing this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K in connection with Post-Effective Amendment No. 2 on Form S-8/A (the “Amendment”) to the Registration Statement on Form S-8, File No. 333-205845 (the “Original Registration Statement”) of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof in connection with the Company’s registration of shares of its common stock, par value $.01 per share (the “Common Stock”), that may be issued under the Wheeler Real Estate Investment Trust, Inc. 2015 Long-Term Incentive Plan (the “Plan”). The Original Registration Statement was filed with the Commission on July 24, 2015 and was subsequently amended pursuant to Post-Effective Amendment No. 1 on Form S-8/A filed with the Commission on April 7, 2017 (as so amended, the “2015 Registration Statement”). The Amendment is being filed to reflect the Company’s one-for-10 reverse stock split of shares of the Common Stock on August 17, 2023 (the “Reverse Split”), with the effect that the 2015 Registration Statement now covers a maximum of 12,500 shares of Common Stock (the “Common Shares”).

I. Documents Reviewed

In addition to various publicly-available reports and other documents filed by the Company with the Commission made available through its Electronic Data Gathering, Analysis and Retrieval system, we have examined copies of the following documents (the “Documents”):

1. the 2015 Registration Statement and the Amendment, in the forms in which they were filed with the Commission (collectively, the “Offering Documents”);

2. Articles of Amendment and Restatement filed by the Company with the State Department of Assessments and Taxation of Maryland (“SDAT”) on August 5, 2016 (the “Articles of Incorporation”);

3. Articles Supplementary filed by the Company with SDAT on September 16, 2016, as corrected by the Certificate of Correction filed with SDAT on May 3, 2018;

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4. Articles Supplementary filed by the Company with SDAT on November 15, 2016;

5. Articles Supplementary filed by the Company with SDAT on November 21, 2016;

6. Articles Supplementary filed by the Company with SDAT on December 1, 2016;

7. A first Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

8. A second Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

9. Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on May 29, 2020;

10. Articles Supplementary filed by the Company with SDAT on July 8, 2021 (together with the documents identified in Paragraphs 3, 4 and 6, the “Series D Articles Supplementary”);

11. Articles of Amendment filed by the Company with SDAT on November 5, 2021;

12. Articles of Amendment filed by the Company with SDAT on November 29, 2021;

13. Articles of Amendment filed by the Company with SDAT on August 16, 2023 with effective time of 5:00 p.m. on August 17, 2023;

14. Articles of Amendment filed by the Company with SDAT on August 16, 2023 with effective time of 5:01 p.m. on August 17, 2023 (together with the documents identified in Items 2 through 13 of this Section I, the “Charter”);

15. the Bylaws of the Company (the “Bylaws”);

16. the certificate of good standing issued by SDAT on November 6, 2023 with respect to the Company;

17. the minutes of the meeting of the Board of Directors of the Company (the “Board”) held on April 1, 2015 evidencing the Board’s approval and adoption of the Plan and the authorization of the issuance of shares of Common Stock contemplated thereby;

18. the resolutions adopted by the Board on July 31, 2023 authorizing and approving the Reverse Split (together with the minutes described in Item 17 of this Section I, the “Resolutions”); and

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19. the Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter.

II. Assumptions

In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that:

1. all Documents submitted to us as originals are authentic;

2. all Documents submitted to us as certified or photostatic copies conform to the original documents;

3. all signatures on all such Documents are genuine;

4. all public records reviewed or relied upon by us or on our behalf are true and complete;

5. all statements and information contained in the Documents are true and complete;

6. each person who executed any of the Documents was authorized to do so;

7. each natural person who executed any of the Documents was legally competent to do so and had knowledge about all matters stated therein; and

8. there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, in connection with this opinion letter, by action or omission of the parties thereto or otherwise;

9. the Charter, the Bylaws, and the Resolutions will not have been amended or rescinded, and will be in full force and effect, at all times at which any Common Shares are offered or issued by the Company;

10. the Common Shares will, if and when issued, be issued in the manner stated in, and pursuant to, the Offering Documents and the Plan;

11. upon the issuance of any Common Shares pursuant to the Offering Documents and the Plan, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter;

12. none of the Common Shares will be issued in violation of the restrictions on transfer and ownership set forth in Article VI of the Articles of Incorporation, as amended to date, and as the same may be amended in the future;

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13. at the time of the issuance of any Common Shares, the Company or its transfer agent will record in the Company’s stock ledger the name(s) of the persons to whom such shares are issued;

14. the 2015 Registration Statement and the Amendment, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission; and

15. the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Maryland at the time any Common Shares are offered or issued by the Company.

As to any facts material to this opinion letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

III. Opinion

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, it is our opinion that, if and when issued by the Company under the circumstances contemplated by the Offering Documents and the Plan, the Common Shares will be duly authorized, validly issued, fully paid, and non-assessable.

IV. Qualifications

In addition to the assumptions set forth above, the opinion set forth herein is also subject to the following qualifications:

1. we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters;

2. the foregoing opinion is limited to the provisions of the Maryland General Corporation Law and the applicable provisions of the Maryland Declaration of Rights, each as currently in effect on the date hereof, and the reported judicial decisions interpreting these laws. We do not express any opinion herein concerning any other laws; and

3. the foregoing opinion is rendered as of the date first set forth above, and we undertake no obligation to advise you of any changes or any new developments, including, without limitation, changes in the facts set forth in the Documents and/or to any applicable laws, that might affect the opinion set forth herein.

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We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt LLC